Exhibit 10.32

Parties

THIS AGREEMENT made the 12 day of October Two Thousand And Seven (2007) Between ORRICK INVESTMENTS PTE. LTD., (Company Registration Number 198402059G) a company incorporated in the Republic of Singapore and having its registered office at No. 438 Alexandra Road #21-00 Alexandra Point, Singapore 119958 (hereinafter called “the Landlord” which expression shall where the context so admits include its successors in title and assigns for the time being entitled to the reversion immediately expectant on the term hereby created) of the one part and Lionbridge Singapore PTE.LTD. (Company Registration No. 199707055C), a company incorporated in the Republic of Singapore and having its registered office at 112 Robinson Road #05-01/02, Singapore 068902 (hereinafter called “the Tenant” which expression shall where the context so admits include its successors in title and permitted assigns) of the other part.

WITNESSETH as follows:-

Demise Term And Rent

1. The Landlord hereby lets and the Tenant hereby takes ALL that portion of the Building known as “ALEXANDRA TECHNOPARK” at Block B Alexandra Road, Singapore 119968 (hereinafter called “the Building”) to contain A floor area of 689 square metres shown edged in red on the plan annexed hereto indicated as Units # #02-07/08 (now known as No. 438B Alexandra Road, # #0207/08 Alexandra Technopark, Singapore 119968) (hereinafter referred to as “the said premises”) TOGETHER also with all the fixtures and fittings therein installed and now belonging to the Landlord and with the use for the Tenant its servants and visitors of the lifts and the entrances staircases corridors and passages and accesses to the Building for the purpose only of ingress and egress to and from the said premises with or without parcels and packages for the term of three (3) years from the day of 16th day of September 2007 (hereinafter called “the Term”)

a) for the period from the 16th day of September 2007 to the 15th day of September 2008 at the rent of Dollars Eighteen Thousand Eight Hundred and Two and Cents Eighty-One ($18,802 -81) per month calculated at the rate of Dollars Twenty-Seven and Cents Twenty-Nine ($27-29) per square metre to be paid without any deductions and in advance without demand on the first day of each calendar months the first of such payment to be made on the 16th day of September 2007;

b) for the period from the 16th day of September 2008 to the 15th day of September 2009 at the rent Dollars Twenty Thousand Two Hundred and Eighty-Four and Cents Sixteen ($20,284-16) per month calculated at the rate of Dollars Twenty-Nine and Cents Forty-Four ($29-44) per square metre to be paid without any deductions and in advance without demand on the first day of each of the calendar months the first of such payment to be made on the 16th day of September 2008:

c) for the period from the 16th day of September 2009 to the 15th day of September 2010 at the rent Dollars Twenty One Thousand Seven Hundred and Seventy-Two and Cents Forty ($21,772-40) per month calculated at the rate of Dollars Thirty-One and Cents Sixty ($31-60) per square metre to be paid without any deductions and in advance without demand on the first day of each of the calendar months the first of such payment to be made on the 16th day of September 2009;

Tenant’s Covenants	2. The Tenant hereby covenants with the Landlord as follows:-

Rent	(1) To pay the Rent on the days and in the manner aforesaid without any deduction whatsoever.

Service Charge

(2)    To pay in addition to the Rent during the Term the sum of Dollars Three Thousand Four Hundred and Forty-Five ($3445.00) per month calculated at the rate of Dollars Five ($5-00) per square metre of the said premises in advance on the same date and in the same manner as for the Rent as charges (hereinafter called “the Service Charge”) for the maintenance of the areas designated by the Landlord as common areas (hereinafter called “the common areas”) PROVIDED that if the cost of maintenance and services shall increase, the Landlord may revise the Service Charge and on serving a notice in writing to the Tenant to this effect such revised Service Charge shall be payable as from the date specified in the said notice.

Air-conditioner usage charge

(3)    To pay every month in advance on the same dates and in the same manner as for the Rent and Service Charge or on such other dates as may be notified by the Landlord to the Tenant, all direct operating costs for the supply of air-conditioning to the said premises at the rate of $0.009 per square metre per hour or at such other rate as may be determined by the Landlord from time to time (Air-conditioning Charge).

Deposit

(4)    (a)     To pay a deposit equal to three (3) months’ rent and Service Charge or before the execution of this Agreement or upon hand-over of the Demised Premises whichever is earlier, as security against the breach by the Tenant of any of the terms, covenants, and stipulations of this Agreement which deposit shall be maintained at this figure during the Term and shall be repayable without interest on the determination of this tenancy subject however to appropriate deductions as damages, loss, costs and expenses in respect of any or all such breach or breaches.

(b)    In the event of an increase in the Service Charge as stipulated in Clause 2(2) hereof, to pay the amount of such increase so that the deposit stipulated in Clause 2(4)(a) hereof shall at all times be equal to three (3) months’ Rent and Service Charge.

GST and Other Taxes

(5)    To pay whatever amount(s) of tax charged or chargeable under the Goods and Services Tax Act (Cap. 117A) in relation to this Agreement and the supply of any goods or services by or on behalf of the Landlord to the Tenant or any other levies or taxes as may be charged by the Government or the relevant authorities.

Usage	(6) At all times to use the said premises for the purpose of light industries as approved by the relevant authority and for no other purposes whatever.

Application for usage and clearance from Sewerage Department

(7)    To submit all information and details on the use of the said premises as stipulated in Clause 2(6) hereof and any waste discharge originating from the said premises, to the Sewerage Department and other relevant Government and statutory bodies or authorities for consideration and clearance in writing before undertaking such use and discharge. The Tenant shall upon receipt of the said clearance in writing forward a copy of the same to the Landlord.

Utility charges

(8)    To make its own arrangements for and pay all existing and future charges and outgoings for the supply of all water electricity, gas and any water-borne sewerage system charged by SP Services Limited or any relevant energy retailers or other relevant authorities and payable in respect of the said premises and, subject to Clause 2(9), at its own cost and expense to install such additional plumbing and sanitary works for such additional water supply for industrial use as may be required by it.

Additional water supply for industrial use

(9)    Subject to Clause 2(13) hereof, at its own cost and expense to install such additional plumbing and sanitary works including the installation of a water meter for such additional water supply as may be required by it and in this connection, the Tenant shall maintain at its own cost the water supply pipes installed by it in the said premises. Provided always that prior consent of the Landlord in writing is required before such installation of additional plumbing and sanitary works for such additional water supply for industrial use.

Water from unarranged source

(10)  Not to tap or use or permit to be tapped or used for any purpose whatsoever any water from any source or supply other than that arranged and paid by the Tenant in accordance with Clauses 2(8) and 2(9) hereof.

Telecommunication Charges

(11)  To make direct application to Singapore Telecommunications Ltd for the installation of any telex, facsimile and telephone facilities and to pay all charges relating thereto to the Singapore Telecommunications Ltd or other relevant authorities.

Tenantable repair

(12)  To keep the said premises including but not limited to the drains and sanitary and water apparatus and the Landlord’s fixtures and fittings, if any, therein and the doors and windows thereof in good and tenantable repair and condition throughout the Term (wear due to fair and reasonable use and, subject to Clause 2(13), damaged by fire excepted) PROVIDED THAT the Tenant shall take all reasonable measures and precautions to ensure that any damage, defect or dilapidation which has been or at any time shall be occasioned by fair wear and tear shall not give rise to or cause or contribute to any substantial damage to the said premises.

Losses and damages

(13)  To be wholly responsible for all damages and to bear the full costs of repairs and reinstatement of such damaged buildings, equipment, fixtures, fittings, drains, wiring and piping above and below ground level if the cause or causes of such damages can be traced back to the Tenant’s activities.

Not to make alterations and additions

(14)  Not to erect any building or structure on the said premises or to extend or add to the Building or to make or cause to be made any alterations in the internal construction or arrangements or in the external appearance or in the present scheme of design or decoration of the said premises or to install or cause to be installed any fixtures or fittings of any kind or description without first obtaining the consent in writing of the Landlord and the relevant authorities PROVIDED THAT –

(a)    on the granting of such consent and without prejudice to other terms and conditions which may be imposed the Tenant shall place with the Landlord an additional deposit equivalent to such additional amount as the Landlord may deem sufficient as security for the reinstatement of the said premises to its original state and condition;

(b)    the Tenant shall not use any inflammable building materials for internal partitioning; and

(c)    the Tenant shall at all times at the Tenant’s own costs maintain such buildings, structures, extensions or additions to the said premises and such fixtures and fittings, including but not limited to repairing of the external thereof in good order and condition.

Exterior Décor and Design

(15)  To ensure that the décor and design of the exterior of the said premises are in accordance with plans and specifications previously submitted to and approved by the Landlord, and not to make any changes to such external parts without the prior written consent of the Landlord. The Tenant shall remove forthwith on demand any unauthorised changes and if not so removed by the Tenant, the Landlord may remove it and the cost of such removal and of making good the said premises as a consequence of such removal shall be borne and paid by the Tenant.

Entrance	(16) Not to change or otherwise alter the type, the size or location of the entrances of the said premises except with the prior written consent of the Landlord.

Unsightly objects

(17)  To keep the windows of the said premises closed at all times and not to erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building.

Curtains/Blinds

(18)  As and when required by the Landlord to install and maintain at its own cost and expense for the windows of the said premises curtains or blinds of the type, quality and colour approved by the Landlord.

Signs

(19)  Not to affix, erect, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the exterior or interior of the said premises, the windows or the glass-panelled walls thereof any name, writing, drawing, sign-board, plate, placard, poster, sign post, flag pole, television or wireless mast or advertisement whatsoever Provided that subject to such terms and conditions as may be imposed by the Landlord the Tenant shall be at liberty to affix its name on or near the said premises.

Prohibition of assignment and subletting

(20)  Not to assign, sublet, grant a license or part with the possession or occupation of the said premises or any part thereof or leave the said premises or any part thereof vacant and unoccupied at any time during the Term.

Not to cause nuisance and annoyance

(21)  Not to do or suffer to be done upon the said premises or any part thereof anything which is or may, or which in the opinion of the Landlord is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises or inhabitants of the neighborhood, but to indemnify the Landlord in relation thereto PROVIDED THAT the Landlord shall not be responsible to the Tenant for any loss, damage or inconvenience as a result of danger, nuisance, annoyance or any interference whatsoever caused by the occupants of adjoining premises or inhabitants of the neighborhood.

Illegal or immoral use	(22) Not to use or permit to be used the said premises for any illegal or immoral purpose.

Use unrelated to approved usage	(23) Not to use or occupy the said premises for the purpose of a commercial office or storage unrelated to its approved activity or usage stated in Clause 2(6) of this Agreement.

Livestock	(24) Not to keep or allow to be kept livestock or other animals at the said premises.

Sale by Auction	(25) Not to effect any sale by auction in the said premises, the Building or in the common areas.

No cooking	(26) Not to permit cooking of food in the said premises or any part thereof or in the Building or any part thereof.

Internal drainage System

(27)  At its own cost and expense to construct an internal drainage system to the satisfaction of the Landlord to ensure that all surface water collected on the said premises is discharged into the public drains and sewer and will not flow into adjoining premises, and the Tenant shall further ensure that no silt, oil, chemical, debris or any other waste or matter shall be discharged into any public drains, sewers or watercourses.

Combustible and Dangerous goods

(28)  Not to use, load, unload, keep, or suffer to be loaded, unloaded, used or stored in the said premises or any part thereof any liquids, goods, materials or things of an offensive or explosive or a dangerous, corrosive, toxic or combustible nature without the prior consent in writing of the Landlord and to keep the Landlord indemnified against all loss, damages, claims, costs, expenses, actions and proceedings in connection with the loading, unloading, use or storage of such goods, materials and things whether or not the same is done with the consent of the Landlord.

Entry by Landlord

(29)  To permit the Landlord, its agents, servants and surveyors with or without workmen or others with all necessary appliances and tools to enter upon the said premises or any part thereof at all reasonable times and in an emergency to enter immediately, for the purpose of viewing the condition or state of repair thereof or of doing such works, repairs, and things in connection therewith as the Landlord may think fit PROVIDED THAT the Landlord may serve upon the Tenant notice in writing specifying any work or repairs necessary to be done which are the responsibility of the Tenant under the terms, covenants or stipulations of this Agreement and require the Tenant forthwith to execute the same and the Tenant shall pay the Landlord’s reasonable costs and expenses of survey and attending the preparation of the notice and if the Tenant shall not within ten (10) days after the service of such notice proceed diligently and in workmanlike manner with the execution of such work or repairs then to permit the Landlord (who shall not be under any obligation so to do) to enter upon the said premises and execute such work or repairs and the cost and expenses thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable AND PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused directly or indirectly by any such work or repairs.

To remove installations

(30)  In complying with Clause 2(29) hereof and if so required by the Landlord the Tenant shall remove such installation, machinery or any article as may facilitate or permit the Landlord to execute the said repairs and works and if the Tenant shall fail to observe or perform this covenant the Landlord may remove the same and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused by such removal.

Entry to view

(31)  During the six (6) months immediately preceding the expiry of the Term to permit persons with written authority from the Landlord or the Landlord’s agent at reasonable times of the day to enter upon and view the said premises or any part thereof, solely for the purpose of leasing out the Premises.

Change of name and shareholding

(32)  Not to effect a change of name without informing the Landlord of the said change and not to permit any change without prior written consent of the Landlord (in the case of a company) in the Tenant’s shareholding, whether registered or beneficial.

Interest

(33)  To pay interest at the rate of Twelve per centum (12%) per annum or Two per centum (2%) above the prevailing prime lending rate of one of the major local banks in Singapore whichever is the higher in respect of any outstanding amount payable under this Agreement from the date such amount becomes due until payment in full is received by the Landlord.

Disposal of waste

(34)  Not to dump, leave or burn any waste including but not limited to pollutants in or upon any part of the said premises or the common areas but at the Tenant’s own cost and expense to make good and sufficient provision for and to ensure the safe and efficient disposal of all such waste to the requirements and satisfaction of the Landlord and the relevant public and local authorities and if the Tenant shall fail to observe or perform this covenant the Landlord may (but shall not be under any obligation to do so), without prejudice to any other rights or remedies the Landlord may have against the Tenant, carry out or cause to be carried out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused thereby.

Not to contravene laws, rules and regulations

(35)  Not to do or omit or suffer to be done or omitted any act, matter or thing in or on the said premises or in respect of the operations, business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, by-laws, orders, rules or regulations now or hereafter affecting the same but to comply at its own cost and expense with all such provisions and at all times hereafter to indemnify and keep indemnified the Landlord against all actions, proceedings, costs, expenses, claims, fines, losses, damages, penalties and demands in respect of any act, matter or thing done or omitted to be done in contravention of such provisions.

Property Tax increase

(36)  To pay as and when required by the Landlord the additional sum in respect of property tax or other imposition of a like nature by whatever name called that may be levied and imposed upon or in respect of or apportioned or attributable to the said premises over and above the amount of such property tax or other imposition of a like nature by whatever name called levied and imposed as at the commencement date of the Term (hereinafter called the “Commencement Date”). In the event of the Building and/or the said premises not having been assessed for property tax purposes at the Commencement Date, to pay as and when required by the Landlord such additional sum in respect of property tax or other impositions of a like nature by whatever name called that may be levied and imposed upon or in respect of or apportioned or attributable to the said premises by reason of the annual value (as determined by the Chief Assessor of the Property Tax Division, Inland Revenue Department, Government of Singapore) of or attributable to the said premises exceeding the amount of the annual rent of the said premises payable under this Agreement.

Not to cause obstruction and to maintain fire-fighting installations and equipment

(37)  Not to obstruct, cause or permit any form of obstruction of any fire-fighting installations and equipment but at all times to provide sufficient access and passageways thereto. At its own cost and expense to maintain and keep all fire-fighting installations and equipment at the said premises (including the fire alarm system, hose reels and valves) installed by the Tenant operational and in good proper working order at all times and to comply with all rules and regulation of the relevant authorities.

Clean windows	(38) To keep the said premises including the interior surfaces of the windows clean.

To maintain neat and tidy condition

(39)  To maintain the said premises in a neat and tidy condition and forthwith to comply with the Landlord’s direction to remove and clear any materials, goods or articles of whatever nature and description from the said premises or such part thereof.

Not to obstruct

(40)  To comply with the Landlord’s direction to remove and clear from the common areas, carpark loading or unloading bays or any part thereof of any materials goods or articles of whatever nature and description belonging to or left behind by the Tenant.

Electrical and mechanical installations

(41)  Not to install or use any electrical or mechanical installations, machines or apparatus that may cause or causes heavy power surge, high frequency voltage or current, air-borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of occupants of adjoining or neighboring premises or inhabitants of the neighborhood and in connection therewith, to allow the Landlord or any authorised persons to inspect at all reasonable times, such installation, machine or apparatus in the said premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Tenant’s own cost and expense, to eliminate or reduce such interference or disturbance to the Landlord’s satisfaction, if it is found by the Landlord or such authorised person that the Tenant’s electrical or mechanical installation, machine or apparatus is causing or contributing to the said interference or disturbance.

Passenger lifts

(42)  Not to place or take into passenger lifts or escalators any baggage, furniture, parcels, sacks, bags, articles or other goods or merchandise save only such light articles as brief cases, attache cases and handbags.

Floor loading

(43)  (a)     Not to place or allow to be placed upon the said premises or on any of the floors in the Building any article machinery or load in excess of:-

12.5 KN psm from 1st to 4 th storey.

10.0 KN psm from 5th to 8 th storey.

5.0 KN psm for 9th storey.

(b) Not to place or allow to be placed in the goods lift(s) of the Building any article machinery or load in excess of 4,000 kilograms.

Air-conditioning

(44)  (a)     Air-conditioning of the said premises is provided from Mondays to Fridays, 8.00 a.m. to 6.00 p.m. and Saturdays, 8.00 a.m. to 1.00 p.m. except Sundays and public holidays. The Landlord may impose additional labour charge if Tenant require the supply of air-conditioning other than the time stated above.

(b)    The Tenant may install or use its own air-conditioning or cooling units or other methods of cooling provided that:-

(i)     the Tenant shall obtain prior written consent from the Landlord;

(ii)    all air-conditioning or cooling units or equipment shall be installed in areas designated and approved by the Landlord; and

(iii)  all pipes or ducts of the air-conditioning unit and all other pipes and ducts including exhaust pipes shall be installed in the vertical service ducts provided or properly located and concealed from view to the satisfaction of the Landlord.

Indemnity

(45)  To indemnify the Landlord against any claims, proceedings, action, losses, penalties, damages, expenses, costs and demands which may arise under this Agreement unless caused by the Landlord’s gross negligence or willful misconduct.

To prevent air Pollution

(46)  To take adequate measures to prevent air pollution, and to implement at its own cost measures for minimising air or other forms of pollution when requested by the Landlord or any relevant public or local authorities.

Perform and observe obligations

(47)  To perform and observe all the obligations which the Tenant or the Landlord of the said premises may be liable to perform or observe during the Term by any direction, order, notice or requirement of any public or local authority and if the Tenant shall fail to observe or perform this covenant the Landlord may in its absolute discretion perform the same and all expenses and costs incurred thereby shall be recoverable from the Tenant as a debt PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused thereby, unless caused by the Landlord’s gross negligence or willful misconduct.

Protective electrical devices and equipment

(48)  Subject to Clause 2(49), to install such protective electrical devices and equipment, and to carry out such modification work on the existing fire alarm wirings, fixtures and fittings in the said premises as shall be necessary to suit the Tenant’s factory operation, including the installation of additional wirings, fixtures and fittings to the fire alarm system, to the satisfaction of the Landlord and all at the Tenant’s own expense PROVIDED THAT in addition to Clause 2(37), the Tenant shall at its own cost and expense maintain and keep such protective electrical devices and equipment at all times in good condition by a competent and skilled person.

Not to interfere with electrical design loads wiring etc.

(49)  (a)     Not to increase, supplement, decrease, modify, replace or interfere with any existing electrical design load, wirings, apparatus, fixtures or fittings or any fire alarm fixtures or fittings in or about the said premises without the consent in writing of the Landlord and the relevant public and local authorities having been first obtained PROVIDED THAT all such work shall be carried out by a licensed electrical contractor or competent person as approved by the Landlord to be employed by the Tenant at the cost and expense of the Tenant AND PROVIDED FURTHER THAT prior to the commencement of any such electrical or fire alarm installation, replacement, modification or other work, the Tenant shall submit to the Landlord for their approval such necessary plans as may be specified by the Landlord.

(b)    To pay all professional fees charged by the Landlord’s architects, mechanical, electrical and structural engineers and consultants for reviewing and approving the plans, specifications, materials and providing necessary supervision of all works carried out to ensure compliance with approved plans and all other professional fees, costs, charges and expenses (including and without limitation any government fees or charges) incurred by the Landlord in connection therewith.

Tenant’s insurance	(50) At all times during the Term at the Tenant’s own cost and expense to keep in force the following insurance policies with an insurance company or companies approved by the Landlord:-

(a)    an adequate insurance policy in the joint names of the Landlord and the Tenant for such amount not less than the full insurable value as the Landlord may require against all risks and damage to the furniture and fittings, plate and tempered glass, windows, doors and wall in or on the said premises and all parts thereof and other things in the said premises held in trust or on commission for which the Tenant is responsible and which the Tenant is obliged to keep in repair under the provisions of this Agreement.

(b)    an adequate public liability insurance policy acceptable to the Landlord in the joint names of the Landlord and the Tenant.

(c)    The insurance policies referred to in Clause 2(50)(a) and (b) hereof shall include a provision for waiver of subrogation against the Landlord and a cross-liability endorsement.

Copies of Policy and Receipts

(d)    The Tenant shall forthwith on request of the Landlord furnish to the Landlord copies of such insurance policies (as and when the same are effected) and the receipt for the last premium payable in respect of such policy (as and when the same are issued).

Not to render insurance void or voidable

(51)  Not to do or suffer to be done on or in the said premises anything whereby the insurances of the same or any part thereof may be rendered void or voidable or whereby the premium thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of this covenant without prejudice to any other rights and remedies available to the Landlord.

To divert utility services as required

(52)  At the Tenant’s own cost to execute such works as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of the
Landlord and other relevant Government authorities.

To yield up premises

(53)  At the determination of the Term by expiry or otherwise to yield up the said premises and all the Landlord’s fixtures, fittings, fastenings and other things thereto anywhere belonging or appertaining in such good and substantial repair fair wear and tear excepted as shall be in accordance with the terms, covenants and stipulations contained in this Agreement and with the locks and keys complete.

Restoration

(54)  In addition to Clause 2(53) and immediately prior to the determination of the Term thereof as the case may be cleanse and to restore the said premises in all respects to its original state and condition and if so required in writing by the Landlord to redecorate including painting the interior thereof to the satisfaction of the Landlord PROVIDED ALWAYS that if the Tenant shall fail to observe or perform this covenant the Landlord may execute any of such cleansing, restoration and redecoration works and recover the costs and expenses thereof from the Tenant together with all Rent and Service Charge and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such cleansing, restoration and redecoration were effected by the Landlord been added to the Term.

Legal costs and disbursements

(55)  The Tenant shall pay all costs, disbursements, fees and charges, legal or otherwise, including stamp and registration fees in connection with the preparation stamping and issue of this Agreement and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement.

Other legal costs and disbursements

(56)  The Tenant shall pay all reasonable costs, disbursements and fees, legal or otherwise, including the Landlord’s costs as between Solicitor and Client in connection with the enforcement of the terms, covenants and stipulation of this Agreement.

Use for production activities

(57)  Subject to Clause 2(6), the Tenant shall use at least sixty per centum (60%) of the total floor area of the said premises for industrial activities inclusive of ancillary store/ancillary warehouse, and may use the remaining floor area for ancillary offices, independent warehouse, showroom and others and such other uses as may be approved in writing by the Landlord and the relevant public and local authorities and in this respect all costs incurred including but not limited to submission fees, mechanical and electrical fees etc. shall be borne by the Tenant.

Landlord’s Covenants	3. The Landlord hereby agrees with the Tenant as follows:-

Quiet enjoyment

(1)    The Tenant paying the rent hereby reserved and observing and performing the terms, covenants and stipulations on the Tenant’s part herein contained shall peacefully hold and enjoy the said premises during the term without any interruption by the Landlord or any person rightfully claiming under or in trust for it.

To maintain structure	(2) The Landlord shall, subject to Clause 2(14)(c), maintain the structure of the said premises PROVIDED THAT any damage to the structure other than fair wear and tear and repair arising therefrom shall be charged to the account of and paid by the Tenant AND FURTHER PROVIDED THAT the Landlord shall not be liable for any loss or damage suffered by the Tenant or any other person by reason directly or indirectly of the state of the said premises and the Tenant hereby indemnifies the Landlord against all claims, damages, actions, proceedings, costs and expenses in any way relating thereto or in any way relating to the buildings, structures, extensions and additions hereinbefore mentioned in Clause 2(14).

To keep structure insured against loss or damage by fire

(3)    The Landlord shall at all times throughout the Term keep the structure of the said premises insured against loss or damage by fire and in the event of such loss or damage (unless resulting directly or indirectly from some act or default of the Tenant) to rebuild and reinstate the damaged part of the said premises PROVIDED THAT it is expressly agreed and understood that the terms “loss or damage by fire” as used in this clause do not include any loss or damage caused to the Tenant’s fixtures or fittings or loss due to the said premises being rendered out of commission and in any such event the Landlord shall not be held liable for any such loss or damage sustained by the Tenant.

Property Tax	(4) The Landlord shall pay the property tax payable in respect of the said premises.

Fitting-Out works

4. (1) The Tenant shall be entitled to a fitting-out period of two (2) months (free of Rent) from the date of vacant possession of the said premises is delivered to them namely July 2007. Service Charge is payable upon commencement of business at the said premises by the Tenant during the fitting-out period.

(2) The Tenant may at their own costs and subject to prior written approval being obtained from the Landlord and the relevant authorities carry out renovation, alteration and addition to the said premises Provided always that the Tenant shall not carry out renovation, alteration and addition to the said premises without the prior written approval from the Landlord and the relevant authorities. All fees and charges charged or levied by architects, engineers or consultants engaged or employed by the Landlord or any other fees that may be levied by the relevant authorities in advising, attending and considering any plans, specifications or materials to be used in the fitting-out works to the said premises or in supervising the carrying out of the fitting-out works shall be borne by the Tenant. Any delay in completing the fitting-out works shall not be a ground for the delay of the commencement of the Term of the tenancy.

(3) The Tenant shall pay a sum of Dollars Five Thousand Nine Hundred and Forty-Five ($ $5,945.00 ) to the Landlord as fitting-out deposit within seven (7) days from the date of notice in writing by the Landlord to the Tenant. In the event that the fitting-out deposit paid is insufficient to cover the costs of rectifying the loss or damages caused during the fitting-out, the Tenant shall pay to the Landlord the difference between the actual costs of rectifying and the fitting-out deposit within seven (7) days from the date of notice in writing is given by the Landlord to the Tenant.

(4) The Landlord shall refund the fitting-out deposit to the Tenant upon the Tenant notifying the Landlord that the fitting-out works have been completed, and the Landlord is satisfied that the Tenant has completed the fitting-out works in accordance with the Approved Plans and the Tenant has rectified all damages caused during the fitting-out.

5. PROVIDED ALWAYS and it is expressly agreed as follows:-

Right of re-entry

(1)    If the rent hereby reserved or any part thereof or any other sum payable under this Agreement shall remain unpaid for fourteen (14) days after becoming payable (irrespective of whether formal demand has been made) or if any of the terms, covenants or stipulations herein contained on the Tenant’s part to be performed or observed shall not be so performed or observed or if the Tenant shall make any assignment for the benefit of its creditors or enter into any arrangement with its creditors by composition or otherwise or commit any act of bankruptcy or have a receiving order made against it or suffer any distress or execution to be levied on its goods or if the Tenant being a Company shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory then and in any of such cases it shall be lawful for the Landlord at any time hereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of any terms, the covenants or stipulations herein contained.

Notices

(2)    Any notice served under or otherwise in connection with this Agreement or the tenancy hereby created shall be sufficiently served on the Tenant if the same is left addressed to the Tenant upon the said premises or if forwarded to the Tenant at the said premises by registered post and any notice shall be sufficiently served on the Landlord if sent to the Landlord’s Head Office by registered post. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent. In the event of any action or proceedings in respect of the tenancy created herein (including any action for the recovery of the rent or service charge herein reserved) the Tenant agrees and accepts that any document which is not required by written law to be served personally shall be sufficiently served on the Tenant if addressed to it at the address specified in this Agreement, or if left posted upon some conspicuous part of the said premises, or forwarded to it by post at the principal or last known place of business of the firm or its registered or principal office if a body corporate or its last known address if an individual.

Waiver

(3)    No waiver expressed or implied by the Landlord of any breach of any term, covenant or stipulation of the Tenant shall be construed as a waiver of any other breach of the same or any other term, covenant or stipulation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained any acceptance of rent or other moneys shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant of any of its obligations hereunder.

Not to bear loss, etc.

(4)    The Landlord shall not be responsible for any loss, damage or inconvenience occasioned by the closing of the lift or lifts for repairs or any other necessary purpose or for any accidents that may occur to the Tenant or any other person using the lift.

No claim by Tenant

(5)    Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claims against the Landlord in respect of –

(a)    any interruption in any of the services hereinbefore mentioned by reason of necessary repair replacement or maintenance of any installation or apparatus or any part thereof or damage thereto or destruction thereof by fire water riot act of God or other cause beyond the Landlord’s control or by reason of mechanical or other defect or breakdown or other inclement condition or shortage of manpower fuel materials electricity or water or by reason of labour dispute;

(b)    any act omission default or misconduct of any porter attendant or other servant or employee independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of any of the services supplied by the Landlord to Tenant and occupier of the said premises;

(c)    any damage injury or loss arising out of the leakage from the piping wiring and sprinkler system in the said premises and/or the structure of the said premises.

Not to bear damages, etc.

(6)    The Landlord shall be under no liability either to the Tenant or to others who may be permitted to enter or use the said premises, the Building or any part thereof for accidents happening or injuries sustained or for loss of or damage to property in the said premises the Building or any part thereof unless caused by the Landlord’s gross negligence or willful misconduct.

Untenantability

(7)    That if the said premises or any part thereof shall be damaged or destroyed by fire flood lightning storm tempest or other cause so as to render the said premises substantially unfit for occupation and use (except where such damage or destruction has been caused by the act of default of the Tenant its servant independent contractor agent visitor invitee or licensee) –

(a)    the rent and service charge hereby covenanted to be paid or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall again be rendered fit for occupation and use, and any dispute concerning this clause shall be determined by a single arbitrator in accordance with the Arbitration Act (Cap. 10) or any statutory modification or re-enactment thereof for the time being in force;

(b)    if the Building or the said premises shall at any time during the Term be wholly or substantially destroyed or damaged by fire or tempest or Act of God or any event beyond the Landlord’s control and the Building or the said premises are unfit for occupation or use for more than a period of three (3) months, either the Landlord or the Tenant may elect to treat this Agreement as at an end by serving upon the other party hereto not less than one (1) month’s notice in writing of such election and upon the expiration of which notice the Landlord in the event of such election having been made by them may re-enter upon the said premises or any part thereof or the tenant in the event of such election having made by it may quit the said premises. Any such election of either party hereto shall be subject to the Landlord’s right to recover any rents payable up to the date of expiry of the said notice of election and to the rights of either party hereto in respect of any then subsisting breach of covenants;

PROVIDED ALWAYS that nothing herein contained shall be deemed to impose any obligation upon the Landlord to rebuild or reinstate or make fit for occupation the said premises.

Option to renew

(8)    The Landlord shall on the written request of the Tenant made six (6) months before the expiration of the Term hereby created and if there shall not at the time of such request be any existing breach or non-observance by the Tenant of any of the terms, covenants and stipulations contained in this Agreement, at the cost and expense of the Tenant grant to it a tenancy of the said premises for a further term of three (3) years from the expiration of the Term at a revised rent based on a rate reflecting the then prevailing market rent and containing the like terms, covenants and stipulations as are herein contained or such variations or modifications thereof together with such other terms, covenants and stipulations as may be imposed by the Landlord, but excluding the present covenant for renewal.

Rights of Third Parties	(9) A person who is not a party to this Agreement has no right under The Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any term of this Agreement.

Governing Law	(10) This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore.

Marginal Notes

(11)  The marginal notes appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections or clauses of this Agreement nor in any way affect this Agreement.

AS WITNESS the hands of the parties hereto.

SIGNED by Tong Kok Wing, General Manager, Investment Properties

for and on behalf of the above named

LANDLORD in the presence of:- Khoo Hick Send, Senior Manager

SIGNED by Andrew Ng, Managing Director

for and on behalf of the above named

TENANT in the presence of: Yeo Choon Keow, Financial Controller